Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE     January 4, 2007

FreightCar America, Inc. Announces Appointment of Christian Ragot as Chief Operating Officer; Will Become President and Chief Executive Officer on April 30, 2007

Chicago, IL, January 4, 2007 – FreightCar America, Inc. (NASDAQ: RAIL) announced today that Christian Ragot will join the Company as Chief Operating Officer on January 29, 2007, and will become President and Chief Executive Officer on April 30, 2007. Mr. Ragot will serve as a member of the Company’s Board of Directors beginning on January 29, 2007.

Mr. Ragot, 48, will succeed John E. Carroll, Jr. as President and Chief Executive Officer of the Company. Mr. Ragot joins the Company from Terex Corporation, where he spent seven years serving in various senior executive leadership positions, including President of Terex Utilities and Roadbuilding for the past three years and, previously, President of Terex Utilities, President of American Crane, Senior Vice-President, Sales and Aftermarket Services, and various other senior-level positions at American Crane. Prior to joining Terex Corporation in 1999, Mr. Ragot was Vice President and General Manager of the Air Compressor Group, Europe of Ingersoll-Rand Company, and held various other managerial and senior-level positions during his fifteen years at Ingersoll-Rand Company.

Camillo M. Santomero, III, Chairman of FreightCar America’s Board of Directors, stated, “We are extremely pleased that Chris Ragot has accepted this appointment as Chief Operating Officer and that he will soon become FreightCar America’s new President and Chief Executive Officer. The Board conducted an extensive search for candidates and Chris was our top choice. He has considerable experience that will serve him well as President and CEO, including experience in heavy industries, in driving strategic and profitable growth, and in providing visionary leadership.

“We would also like to take this opportunity to thank John Carroll for his years of dedicated service to FreightCar America. John skillfully guided FreightCar America’s transition from a private company to a public company, and the Company posted record sales and earnings under his world-class leadership. We wish him all the best in the future.”

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about FreightCar America is available on its website at www.freightcaramerica.com.